NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                  INCORPORATED UNDER THE LAWS OF THE STATE OF

                                    FLORIDA


NUMBER                                                          SHARES



                                   RAD SOURCE
                               TECHNOLOGIES, INC.


                                                       CUSIP NO. 750113 20 1



                   AUTHORIZED COMMON STOCK: 50,000,000 SHARES
                                PAR VALUE: $.001



THIS CERTIFIES THAT,




IS THE RECORD HOLDER OF



         Shares of RAD SOURCE TECHNOLOGIES, INC. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                         RAD SOURCE TECHNOLOGIES, INC.
                                 CORPORATE SEAL
                                     FLORIDA


INTERWEST TRANSFER CO. INC. P.O. BOX 17136/SALT LAKE CITY, UTAH 84137

                            COUNTERSIGNED REGISTERED



                               /s/ illegible
                               -------------
                               COUNTERSIGNED Transfer Agent-Authorized Signature